Exhibit 3.22


                                    BY-LAWS

                                       OF

                                  MUELLER CO.

                   (WITH AMENDMENTS THROUGH DECEMBER 7, 1987)


                                   ARTICLE 1

                                    OFFICES

     The principal office of the Corporation in the State of Illinois shall be located in the City of Decatur and County of Macon. The Corporation may have such other offices, either within or without the State of Illinois, as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the Business Corporation Act to be maintained in the State of Illinois may be but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The Annual Meeting of the Shareholders, commencing in the year 1988 will be held on the second Monday of March for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. (Amended December 7, 1987.)

     Section 2. Special Meeting. Special meetings of the shareholders may be called by the President, by the Board of Directors, by the holders of not less


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than one-fifth of all outstanding shares, or by such officers or persons as may be provided in these By-Laws.

     Section 3. Place of Meetings. All meetings of Shareholders, whether annual or special meetings, shall be held at the registered office of the Corporation, or at such other place or places as may be permitted by law from time to time.

     Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) nor more than forty (40) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the Shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     Section 5. Meeting of All Shareholders. If all of the Shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such a meeting any corporate action may be taken.

     Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining the Shareholders entitled to notice of, or to vote at any meeting of Shareholders, or Shareholders entitled to receive any dividend, or in


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order to make a determination of Shareholders for any other purpose, the
Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, not to exceed in any case forty (40) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of - or to vote - at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than forty
(40) days and in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring the determination of Shareholders is to be taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of a meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders.

     Section 7. Voting Lists. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall


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be subject to inspection by any Shareholder at any time during usual business hours.

     The original share ledger or transfer book, or a duplicate thereof kept in this State shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.

     Section 8. Quorum. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders, provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

     Section 9. Proxies. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. Voting. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

     Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy, as the By-Laws of such Corporation may prescribe; or, in the absence of such provision, as the board of directors of such Corporation may determine.


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     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee, may be voted by such fiduciary, either in person or by proxy; but no such guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to so vote be contained in an appropriate order of court by which such receiver was appointed.

     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 12. Informal Action By Shareholders. Any action required to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.


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     Section 13. Voting by Ballot. Voting on any question or in any election may be viva voce, unless the presiding officer shall order or any Shareholder shall demand that the voting be by ballot.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

     In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Statute or by the Articles of Incorporation of this Corporation or by these By-Laws directed or required to be done by the Shareholders.

     Section 2. Number, Tenure and Qualification. The number of Directors of the Corporation shall be not less than six nor more than nine. Thereafter, within the limits above specified, the number of directors shall be determined by a resolution of the Board of Directors or Shareholders. The Directors, other than the first Board of Directors, shall be elected at the annual meeting of Shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. Each Director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or Shareholders of the Corporation. (Number of Directors fixed at eight on 4/24/87)


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     Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A majority of directors then in office, though less than a quorum, may fill one or more vacancies in the board of directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise. A director appointed to fill a vacancy, or a newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

     Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.

     Section 6. Notice. Notice of any special meeting shall be given at least three days previously thereto by written notice delivered personally or mailed to


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each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a wavier of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

     Section 7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance of each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary


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as Directors. No such payment shall preclude any Director from serving the
Corporation in any other capacity and receiving compensation therefor.

     Section 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such written dissent by registered mail to the Secretary of the meeting immediately after adjournment. No such right of dissent shall be available to a Director who voted in favor of such action.

     Section 11. Telephone Conference Meeting. Unless otherwise restricted by the Articles of Incorporation, and subject to the requirement for notice of meetings, members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting except where a Director attends by telephone for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 12. Informal Action by Board of Directors. Unless specifically prohibited by the Articles of Incorporation or these By-Laws, any action required to be taken at a meeting of the Board of Directors, or any other action which may


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be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number. The officers of the Corporation shall be Chairman of the Board of Directors, who may also be known as Chairman of the Board; a President; one Senior Vice President and Chief Technical Officer; one Vice President - Marketing and Business Development; one Vice President - Personnel and Industrial Relations; one Vice President - Finance; one President - Water and Gas Products Division; Group Vice Presidents - Subsidiary Operations; one Secretary; one Treasurer.

     Any two offices may be held by the same person except of President and Secretary.

     Such other officers and assistant officers and agents as may be deemed necessary, including, without limitation, a Chief Executive Officer and a Chief Operating Officer, may be elected or appointed by the Board of Directors.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon


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thereafter as it convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgement, the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, unless such person is removed for cause.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Chairman of the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors and shall act as presiding officer at all meetings of the Shareholders and Directors, but may delegate such power to the President. The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     Section 6. President. In the absence of the Chairman of the Board or when so requested by him, the President shall preside at all meetings of the Board of Directors and Shareholders. He shall be responsible to the Board of Directors for the orderly carrying on of the business and usual affairs of the Corporation in the regular course of the corporate activities for which it was organized. The


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President shall have and exercise generally supervisory functions over all fiscal and financial transactions of the Corporation and its subsidiaries. He may sign any instruments of writing required in the affairs of the Corporation or authorized to be executed by the Board of Directors. He shall have full power and authority to properly carry into effect his duties and responsibilities under these By-Laws; provided that he shall not exercise any power or powers reserved to the Board of Directors by law and/or these By-Laws. The President shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     Section 7(a). Senior Vice President and Chief Technical Officer. The Senior Vice President and Chief Technical Officer shall be responsible for the research and development of products, markets and business opportunities consistent with the overall Corporation purpose; and shall perform such other duties as may be directed from time to time by the President.

     Section 7(b). Vice President - Personnel & Industrial Relations. The Vice President-Personnel & Industrial Relations shall be responsible for the human resources of the Corporation consistent with the overall Corporation purpose; and shall perform such other duties as may be directed from time to time by the President.

     Section 7(c). President-Water and Gas Products Division. The
President-Water and Gas Products Division shall be responsible for the operation of the Core Business (formerly known as the parent corporation) consistent with the overall Corporation purpose; and shall report to the President and Chief Executive


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Officer; and shall perform such other duties as may be directed from time to time by the President.

     Section 7(d). Vice President-Marketing and Business Development. The Vice President-Marketing and Business Development shall be responsible for the sales and marketing plans and programs of the Corporation consistent with the overall Corporation purpose; and shall perform such other duties as may be directed from time to time by the President.

     Section 7(e). Vice President-Finance. The Vice President-Finance shall be the Chief Financial Officer and be responsible for all financial and accounting activities of the Corporation consistent with the overall purpose of the Corporation; and shall perform such other duties as may be directed from time to time by the President.

     Section 7(f). Group Vice Presidents-Subsidiary Operations. Each Group Vice President-Subsidiary Operations will have operational responsibility for specifically named subsidiaries. In this capacity, these executives will report directly to the President.

     Section 7(g). Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts of monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article VI of these By-laws.


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     Section 7(h). Secretary. The Secretary shall: (1) keep the minutes of the
Shareholders' and Board of Directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (3) be custodian of the corporate records and of the Seal of the Corporation, and see that the Seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (4) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (5) sign with the President, or Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the stock transfer books of the Corporation; (7) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President.

     Section 7(i). General Counsel. The General Counsel shall be responsible for legal matters that are presented to the Company and each of the subsidiaries; and shall report to the Vice President-Finance; and shall perform such other duties as may be directed from time to time by the Vice President-Finance or the President.

     Section 8. Chairman Emeritus. In addition to the other officers of the corporation as herein provided, the Board of Directors may elect or appoint a Chairman Emeritus of the Board of Directors as an officer who shall not be a


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member of the Board of Directors but may attend any regularly scheduled meeting of that Board. The incumbent shall perform such duties as may be assigned by the said Board.

     Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall in the absence of the Secretary and Treasurer, respectively, or in the event of such person's or persons' inability to act, perform the duties of Secretary and Treasurer, respectively, and shall perform such other duties as shall be assigned to them from time to time.

     Section 10. Other Officers. Any other officer elected or appointed by the Board of Directors pursuant to these By-Laws shall perform such duties as shall be assigned to them by the Board of Directors. The Board of Directors may at any time vacate or abolish any office established by it pursuant to these By-Laws.

     Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

     Section 12. Delegation of Duties. In the absence of any officer of the Corporation or for any other reason that may seem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any Director; provided that a majority of the entire Board shall concur therein.


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                                   ARTICLE V

                                   COMMITTEES

     Section 1. Committees of Directors. The Board of Directors, by resolution adopted by a majority of the Directors, may create one or more committees, including, without limitation, an Audit Committee and a Compensation Committee, and appoint members of the Board of Directors to serve on such committee or committees. To the extent provided in such resolution, each committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation except as otherwise required by law, the Articles of Incorporation or these By-Laws. Each committee shall have two or more members, who shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on the behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless


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authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors, provided that the same shall comply with the Business Corporation Act of the State of Illinois. Such certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the Seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby, together with the number of shares and date of issue shall be entered on the books of the Corporation.


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     All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall be surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors or Secretary may prescribe.

     Section 2. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                  ARTICLE VIII

                                  FISCAL YEAR

     The fiscal year of the Corporation shall begin on the lst day of December in each year and end on the 30th day of November in the following or ensuing year.


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                                   ARTICLE IX

                                   DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE X

                                      SEAL

     The Board of Directors shall provide a Corporate Seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Seal, of Decatur, Illinois".

                                   ARTICLE XI

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Business Corporation Act of the State of Illinois, waiver thereof in writing, signed by the person or persons entitled to, such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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                                  ARTICLE XII

                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws be adopted at any meeting of the Board of Directors of the Corporation by a majority vote of all Directors.

                                  ARTICLE XIII

                           RIGHTS OF INDEMNIFICATION

     The Corporation shall indemnify each of its officers and Directors, whether or not then in office, and their executors, administrators and heirs, against all reasonable expenses actually and necessarily incurred by them (including, but not limited to, judgements, costs and counsel fees) in connection with the defense of any litigation to which he may have been made a party because he is, or was, a Director or officer of the Corporation. He shall have no right to reimbursement, however, in relation to matters as to which he has been adjudged liable for gross negligence or willful misconduct in the performance of his duties, or was derelict in the performance of his duties by reason of willful misconduct, bad faith, gross negligence, or reckless disregard of the duties of his office. The right to indemnification shall also apply to the expenses of suits which are compromised or settled, if the Court having jurisdiction of the action shall approve such settlement.

     The foregoing rights of indemnification shall be in addition to, and not exclusive of, all other rights to which such Director or officer may be entitled.


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